                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 24, 1999, included in the Proxy Statement of Transition Analysis Component Technology, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Aspect Development, Inc. for the registration of shares of its common stock.


                                                          /s/ ERNST & YOUNG LLP

White Plains, New York
April 26, 2000